Exhibit 10.4

FOURTH AMENDMENT TO OFFICE SPACE LEASE

THIS FOURTH AMENDMENT TO OFFICE SPACE LEASE (this “Fourth Amendment”) is made as of the 10th day of May, 2013, (“Effective Date”) by and between WASHINGTON STREET ASSOCIATES II, L.P., a Pennsylvania limited partnership (“Landlord”) whose address is 2701 Renaissance Boulevard, 4th Floor, King of Prussia, PA 19406 and NUPATHE INC., a Delaware corporation whose address is 227 Washington Street, Conshohocken, PA 19428 (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Office Space Lease dated January 10, 2008 ( the “Original Lease”), for approximately 11,075 square feet of rentable area (the “Initial Premises”) on the second floor of that certain building commonly known as Millennium III (the “Building”) located at 227 Washington Street, Conshohocken, Pennsylvania (as more fully described in the Lease); and

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Office Space Lease dated November 1, 2010 (the “First Amendment”) for an additional approximately two hundred forty (240) square feet of storage space (the “Additional Premises”)  on the ground level of the Building;

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Office Space Lease dated January 31, 2013 (the “Second Amendment”) to extend the Term of the Lease to May 31, 2013;

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Office Space Lease dated March 27, 2013 (the “Third Amendment”) to extend the Term of the Lease to June 30, 2013 (the Third Amendment, Second Amendment and First Amendment together with the Original Lease shall collectively mean, the “Lease”);

WHEREAS, Tenant and Conshohocken Associates, L.P. whose address is 2701 Renaissance Boulevard, 4th Floor, King of Prussia, PA 19406 entered into that certain License Agreement dated December 1, 2010 for use of approximately four hundred eighty (480) rentable square feet of office space in that certain building known as Millennium I, located at 20 Ash Street, Conshohocken, PA  19428 (the “License Agreement”); and

WHEREAS, Tenant desires to extend the term of the Lease on the terms contained in this Fourth Amendment.

TERMS

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Incorporation of Recitals.  The foregoing Recitals are hereby incorporated in and made a part of this Fourth Amendment by this reference.

2.             Certain Definitions.  Except as otherwise defined in this Fourth Amendment, each capitalized term shall have the meaning ascribed to such term in the Lease.

3.             Term.  The Term of the Lease is hereby extended so that it shall end on August 31, 2013, unless sooner terminated as provided in the Lease.

4.             Base Rent.  As of the Effective Date, Fixed Basic Rent shall be calculated payable as follows:

	Term	Rate Per Rentable Square Foot	Annual Base Rent	Monthly Installment
Initial Premises	Effective Date – 8/31/13	$28.00	$310,100.00	$25,841.67
Additional Premises	Effective Date-8/31/13	$8.00	$1,920.00	$160.00

5.             Confession of Judgment.  Tenant hereby ratifies, confirms and reaffirms in all respects the provisions for confession of judgment for possession contained in Section 28(b)(v) of the Lease as amended by this Fourth Amendment.

6.             Lease in Full Force and Effect; No Conflicts.  The Lease remains in full force and effect and unmodified, except as modified or amended by this Fourth Amendment.  If there shall be any conflict or inconsistency between the terms and conditions of this Fourth Amendment and those of the Lease, the terms and conditions of this Fourth Amendment shall control.

7.             Binding Effect.  This Fourth Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

8.             Counterparts.  This Fourth Amendment may be executed and delivered in any number of counterparts, and by facsimile signature or electronic signature, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument.  This Fourth Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

9.             Further Assurance Actions.  Each party agrees that it will take all necessary actions requested by the other party to effectuate the purposes of this Fourth Amendment.

10.          Entire Agreement.  The Lease, as further amended by this Fourth Amendment, contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters pertaining to the Initial Premises and the Additional Premises, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

11.          Governing Law.  This Fourth Amendment shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania.

12.          Headings.  The Paragraph headings of this Fourth Amendment are for reference purposes only and are to be given no effect in the construction or interpretation of this Amendment.

13.          Severability.  Any provision of this Fourth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Fourth Amendment or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.          Parties in Interest; No Third-Party Beneficiaries.  Neither the Lease, this Fourth Amendment nor any other agreement, document or instrument to be delivered pursuant to this Fourth Amendment shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

15.          Authority.  Landlord and Tenant each represent and warrant to the other party:  (a) the execution, delivery and performance of this Fourth Amendment have been duly approved by such party and no further corporate action is required on the part of such party to execute, deliver and perform this Fourth Amendment; (b) the person(s) executing this Fourth Amendment on behalf of such party have all requisite authority to execute and deliver this Fourth Amendment; and (c) this Fourth Amendment, as executed and delivered by such person(s), is valid, legal and binding on such party, and is enforceable against such party in accordance with its terms.

16.          No Effect on the License Agreement.  Notwithstanding anything set forth herein or in the License Agreement to the contrary, this Fourth Amendment does not extend the term of, or otherwise modify or amend the License Agreement.

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IN WITNESS WHEREOF, the duly authorized officers or representatives of Landlord and Tenant have executed this Fourth Amendment under seal as of the day and year first hereinabove written.

LANDLORD

WASHINGTON STREET ASSOCIATES II, L.P., a Pennsylvania limited partnership

Date Signed: 10May2013	By:	WASHINGTON STREET ASSOCIATES II ACQUISITION CORPORATION, its sole general partner

		By:	/s/ Richard Heany
		Name:	Richard Heany
		Title:	President

TENANT

NUPATHE INC., a Delaware corporation.

Date Signed: 10May2013	By:	/s/ Keith A. Goldan
		Name:	Keith A. Goldan
		Title:	V.P. & CFO